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                                                                     EXHIBIT 5.1



                                 May 13, 1997



PG&E Corporation
77 Beale Street
San Francisco, CA  94105

          Re:  Registration Statement on Form S-4 of PG&E Corporation

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") with respect to the shares of Common Stock, no par value, (the "PG&E Corp. Common Stock") of PG&E Corporation ("PG&E Corp.") proposed to be issued in connection with the merger (the "Merger") of PG&E Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of PG&E Corp. ("PG&E Acquisition"), with Valero Energy Corporation, a Delaware corporation ("Valero"), upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger by and among PG&E Corp., PG&E Acquisition and Valero, dated as of January 31, 1997, as amended (the "Merger Agreement").

     We examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.

     Based on such examination, we are of the opinion that when the shares of PG&E Corp. Common Stock being registered under the Registration Statement have been issued in connection with the Merger pursuant to the terms of the Merger Agreement, the shares of PG&E Corp. Common Stock will be validly issued, fully paid and nonassessable.

     We express no opinion as to matters of law in jurisdictions other than the State of California and the federal law of the United States.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement and in any amendment thereto. In giving such consent, we do not consider ourselves "experts" within the meaning of that term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                              Very truly yours,



                              ORRICK, HERRINGTON & SUTCLIFFE LLP